UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report: September 15, 2025
(Date of earliest event reported)

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
333-274815-01	EMPIRE DISTRICT BONDCO, LLC	Delaware	93-3459519

EMPIRE DISTRICT BONDCO, LLC

c/o The Empire District Electric Company
602 S. Joplin Avenue
Joplin, Missouri 64801
 (Address of principal executive offices) (Zip Code)

(417) 625-5100
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	Empire District Bondco, LLC	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Empire District Bondco, LLC	☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 15, 2025, Jennifer Shewmake, formerly Manager, Secretary and Treasurer of Empire District Bondco, LLC (the “Company”), stepped down from such roles. Ms. Shewmake did not resign as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Effective September 15, 2025, Fraser McNamee was appointed Manager, Secretary and Treasurer of the Company. Since April 2023, Mr. McNamee has served as Vice-President Finance and Corporate Controller for Algonquin Power & Utilities Corp. (“Algonquin”), the indirect parent company of the Company. Prior to that, Mr. McNamee served in various roles for Algonquin and its affiliates, including Senior Director Accounting and Reporting from 2022 to 2023 and Director of Finance from 2017 to 2022.

There are no arrangements or understandings between Mr. McNamee and any other person pursuant to which Mr. McNamee was appointed as Manager, Secretary and Treasurer of the Company. Mr. McNamee does not have any family relationships with any of the Company’s directors or executive officers and is not party to any transactions or proposed transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

EMPIRE DISTRICT BONDCO, LLC

	By:	/s/ Fraser McNamee
Fraser McNamee
Dated: September 18, 2025		Manager, Secretary and Treasurer